EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


Name:                                        Jurisdiction of Incorporation:

1. Telpar, Inc. (including Syntest, Inc.)                   Delaware
2. Peak Technologies, Inc.                                  Illinois
3. Concord Technologies, Inc.                               Massachusetts
4. NACO Electronics Corporation                             New York
5. Innovative Products & Peripherals Corporation            Delaware
6. AccuScan, Inc.                                           Georgia
7. Dytec, Inc.                                              Delaware
8. Peak Technologies Holdings Limited,                      United Kingdom
which includes:
      a.  Peak Technologies UK
              Ltd. (Endata Group Limited)                   United Kingdom
      b.  Peak France SA (including Acquidata SA)           France
      c.   Peak Technologies Norway, AS
              (including Mandata, Ltd.)                     Norway
      d.  Peak Benelux BV (including
               Combitrading, BV)                            Netherlands
      e.   Peak Technologies Holdings GmbH
               (including SASS Computers GmbH)              Germany
      f.   Peak Technologies Switzerland
               (including Barcode BC Systeme)               Switzerland